Exhibit j(iii)
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" in the Statement of Additional Information. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the use of our reports dated February 13, 2009 on the financial statements and financial highlights of the USAA S&P 500 Index Fund, the USAA Nasdaq-100 Index Fund, the USAA Total Return Strategy Fund, the USAA Global Opportunities Fund, the USAA Target Retirement Income Fund, the USAA Target Retirement 2020 Fund, the USAA Target Retirement 2030 Fund, the USAA Target Retirement 2040 Fund, and the USAA Target Retirement 2050, as well as our report dated February 25, 2009 on the financial statements and financial highlights of the USAA Extended Market Index Fund as of and for the periods ended December 31, 2008 in the Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A No. 33-65572).


                                   /s/ Ernst & Young LLP

San Antonio, Texas
April 24, 2009